As filed with the Securities and Exchange Commission on March 6, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Riskified Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	98-1342110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 5th Avenue, 2nd Floor New York, New York, 10001	6492806
(Address of Principal Executive Offices)	(Zip Code)

Riskified Ltd. 2021 Share Incentive Plan
(Full Title of the Plan)
Riskified Inc.
220 5th Avenue, 2nd Floor
New York, New York, 10001
(Name and Address of Agent for Service)
Copies to:

Marc D. Jaffe Joshua G. Kiernan Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 906-1200 Fax: (212) 751-4864	Shachar Hadar Assaf Naveh Ran Camchy Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Telephone: (+972) (3) 610-3100 Fax: (+972) (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 8,927,686 Class A ordinary shares, no par value (“Class A ordinary shares”), of Riskified Ltd. (the “Company,” the “Registrant,” “we” or “us”) issuable under the Riskified Ltd. 2021 Share Incentive Plan (the “2021 Plan”) for which registration statements of the Company on Form S-8 (File Nos. 333-258461, 333-265150 and 333-270006) are effective, representing an automatic annual increase effective as of January 1, 2024 pursuant to the 2021 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements on Form S-8 (File Nos. 333-258461, 333-265150 and 333-270006) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(i) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 6, 2024 (File No. 001-40692); and

(ii) the description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40692), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on July 29, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Association of the Registrant (1)

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Class A ordinary shares

23.1*	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Riskified Ltd. 2021 Share Incentive Plan (2)

107.1*	Filing fee table
______________

(1)Previously filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-40692), filed with the Commission on February 25, 2022.
(2)Previously filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 of the Registration Statement on Form F-1 (File No. 333-257603), filed with the Commission on July 19, 2021.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 6th day of March, 2024.

RISKIFIED LTD.

By:	/s/ Eido Gal
Name: Eido Gal
Title: Chief Executive Officer

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Eido Gal and Aglika Dotcheva and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION	DATE

/s/ Eido Gal	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2024
Eido Gal

/s/ Aglika Dotcheva	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2024
Aglika Dotcheva

/s/ Assaf Feldman	Chief Technology Officer and Director	March 6, 2024
Assaf Feldman

/s/ Erez Shachar	Director	March 6, 2024
Erez Shachar

/s/ Eyal Kishon	Director	March 6, 2024
Eyal Kishon

/s/ Aaron Mankovski	Director	March 6, 2024
Aaron Mankovski

/s/ Tanzeen Syed	Director	March 6, 2024
Tanzeen Syed

/s/ Jennifer Ceran	Director	March 6, 2024
Jennifer Ceran

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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, the duly authorized representative in the United States of Riskified, Inc. has signed this registration statement on March 6th, 2024.

RISKIFIED, INC.

By:	/s/ Eido Gal
Name:	Eido Gal
Title:	Chief Executive Officer

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